Exhibit 5.1

[Letterhead of Norton Rose Fulbright Canada LLP]

January 8, 2016

Royal Bank of Canada
200 Bay Street
Royal Bank Plaza
Toronto, Ontario
Canada, M5T 2J5

Dear Sirs/Mesdames:

Re: Royal Bank of Canada – Senior Global Medium-Term Notes, Series G

We have acted as Canadian counsel to Royal Bank of Canada (the “Bank”) in connection with the issue by the Bank from time to time of certain senior debt securities (the “Notes”) pursuant to the distribution agreement dated April 30, 2015 and amended January 8, 2016 (the “Distribution Agreement”) relating to the Bank's Senior Global Medium-Term Notes, Series G, in an aggregate amount of up to US$40,000,000,000, or the equivalent thereof in other currencies or currency units (such series of securities being hereinafter referred to as the “Series”), to be issued pursuant to the Indenture, dated as of October 23, 2003, as supplemented by the First Supplemental Indenture, dated as of July 21, 2006, and by the Second Supplemental Indenture, dated as of February 28, 2007 (collectively, the “Indenture”), between the Bank and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to the corporate trust business of JP Morgan Chase Bank, N.A.), as Trustee (the “Trustee”).

We have participated in the preparation of the following:

i.	the Distribution Agreement;

ii.	the Indenture;

iii.	the registration statement of the Bank on Form F-3 dated December 11, 2015, as amended on January 8, 2016 (the “Registration Statement”); and

iv.	the prospectus of the Bank dated January 8, 2016 included in the Registration Statement (the “Basic Prospectus”) as supplemented by the prospectus supplement dated January 8, 2016 specifically relating to the Notes (the “Prospectus Supplement”, and together with the Basic Prospectus, the “Program Prospectus”).

We understand that the Registration Statement and the Program Prospectus were filed with the United States Securities and Exchange Commission (the “Commission”) in connection with the Series and that one or more pricing supplements relating to the applicable Notes (the “Pricing Supplements”) will be filed with the Commission in connection with the Notes.

For the purposes of our opinions below, we have examined such statutes, public and corporate records, certificates and other documents, and considered such questions of law, as we have considered relevant and necessary as a basis for the opinions hereinafter set forth. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies or facsimiles. We have also assumed that the statements in each certificate of the Bank that has been delivered to us on or prior to the date hereof with respect to the Notes shall be accurate and correct as of each issue date of the Notes. For the purposes of the opinions expressed herein, we have, without independent investigation or verification, assumed that the Indenture has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, each party thereto other than the Bank.

In giving this opinion, we express no opinion as to any laws other than the laws, at the date hereof, of the Provinces of Ontario and Québec and the federal laws of Canada applicable therein.

Based and relying upon and subject to the qualifications set forth herein, we are of the opinion that:

1.	the Bank validly exists as a Schedule I bank under the Bank Act (Canada) and has the corporate power to create, issue and sell the Notes;

2.	when:

(a)	the creation of the Notes has been duly authorized by the Bank;

(b)	the terms of particular Notes and the issuance and sale of such Notes have been duly authorized by all necessary corporate action in conformity with the Indenture; and

(c)	such Notes have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor as contemplated in the Registration Statement and the Prospectus and any applicable agreement of purchase and sale;

such Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Provinces of Ontario or Québec, and the laws of Canada applicable therein, valid obligations of the Bank; and

3.	the Indenture has been duly authorized, executed and, to the extent delivery is a matter governed by the laws of the Province of Québec or Ontario and the federal laws of Canada applicable therein, delivered by the Bank and, to the extent validity thereof is a matter governed by the laws of the Provinces of Québec or Ontario and the federal laws of Canada applicable therein, is valid and, with respect to the provisions thereof governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, constitutes a legal, valid and binding obligation of the Bank enforceable in accordance with its terms.

The opinions set forth herein as to the validity of the Notes and the enforceability of the Indenture and the Notes are subject to the following qualifications:

i.	equitable remedies, such as specific performance and injunctive relief, are remedies which may only be granted at the discretion of a court of competent authority;

ii.	rights to indemnity and contribution under the Notes or the Indenture may be limited by applicable law;

iii.	enforceability may be limited by bankruptcy, insolvency, and other laws of general application affecting the rights of creditors (including the provisions of the Bank Act (Canada) respecting such matters) and will be subject to limitations under applicable limitations statutes; and

iv.	pursuant to the Currency Act (Canada), a judgment by a court in any province in Canada may be awarded in Canadian currency only and such judgment may be based on a rate of exchange which may be the rate in existence on a day other than the day of payment of such judgment.

If a pricing supplement relating to the offer and sale of particular Notes is prepared and filed by the Bank with the Commission on a date after the date hereof and such pricing supplement contains a reference to Norton Rose Fulbright Canada LLP and our opinion substantially in the form set forth below, the consent set forth below shall apply to the reference to us and our opinion in substantially the following form:

In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture,

and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the Notes or the Indenture which may be limited by applicable law; to insolvency and other laws of general application affecting creditors' rights, to limitations under applicable limitations statutes, and to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee's authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 8, 2016, which has been filed as Exhibit 5.1 to Royal Bank's Form 6-K filed with the SEC on January 8, 2016.

The opinions expressed herein are provided solely for the benefit of the addressee in connection with the issue of the Offered Securities and are not to be transmitted to any other person, nor are they to be relied upon by any other person or for any other purpose or referred to in any public document or filed with any government agency or other person without our prior express consent.  The opinions expressed herein may be relied upon by Morrison & Foerster LLP for the purposes of its opinion with respect to the subject matter hereof.

We hereby consent to the filing of this opinion as an exhibit to the Bank's Report of Foreign Private Issuer on Form 6-K. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Norton Rose Fulbright Canada LLP